EXHIBIT 1.1
EXECUTION VERSION

Southcross Energy Partners, L.P.
8,000,000 Common Units
Representing Limited Partner Interests
Underwriting Agreement
New York, New York
January 30, 2014
Citigroup Global Markets Inc.
Wells Fargo Securities, LLC
Barclays Capital Inc.
J.P. Morgan Securities LLC
Raymond James & Associates, Inc.
RBC Capital Markets, LLC
As Representatives of the several Underwriters
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
Southcross Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 8,000,000 common units (“Firm Units”), each representing a limited partner interest in the Partnership (“Common Units”). The Partnership also proposes to grant to the Underwriters an option to purchase up to 1,200,000 additional Common Units (the “Option Units”; the Option Units, together with the Firm Units, being hereinafter called the “Units”). Certain terms used herein are defined in Section 20 hereof.
This is to confirm the agreement among the Partnership, Southcross Energy Partners GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Southcross Energy Operating, LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership (the “Operating Company”), and the Underwriters concerning the purchase of the Units from the Partnership by the Underwriters. The General Partner, the Partnership and the Operating Company are referred to herein collectively as the “Partnership Parties.” The Subsidiaries listed on Schedule IV hereto are collectively referred to herein as the “Subsidiaries.” The Partnership Parties and the Subsidiaries are referred to herein individually as a “Partnership Entity” and collectively as the “Partnership Entities.”
1.    Representations and Warranties. Each of the Partnership Parties, jointly and severally, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.
(a)    Registration. A registration statement (Registration No. 333- 192105) on Form S-3 relating to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Act; (ii) been filed with the Commission under the Act; and (iii) become effective under the Act. Copies of such registration statement and any amendment thereto have been delivered or otherwise made available by the Partnership to the Representatives.
(b)    No Stop Order. No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership Parties, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership Parties, threatened by the Commission.
(c)    Partnership Not an Ineligible Issuer. At (i) the time of initial filing of the Registration Statement and (ii) the earliest time after the initial filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Units, the Partnership was not an “ineligible issuer,” as defined in Rule 405 under the Act.
(d)    Registration Statement and Prospectus Conform to the Requirements of the Act. The Registration Statement conformed when filed and, on the most recent Effective Date and on any date on which Option Units are purchased, if such date is not the Closing Date (a “settlement date”), will conform in all material respects, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Act. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable settlement date, to the requirements of the Act. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Act, as applicable.

(e)    No Material Misstatements or Omissions in Registration Statement. The Registration Statement did not, as of each Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.
(f)    No Material Misstatements or Omissions in Prospectus. The Prospectus will not, as of its date and on the applicable settlement date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.
(g)    No Material Misstatements or Omissions in Documents Incorporated by Reference. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(h)    No Material Misstatements or Omissions in Disclosure Package. As of the Execution Time, (i) the Disclosure Package and (ii) each electronic road show when taken together as a whole with the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(i)    Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.
(j)    No Material Adverse Change. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus (A) there has been no (i) material adverse change in the condition, financial or otherwise, earnings, business or properties of the Partnership Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business or (ii) change that could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby (together with (i) above, a “Material Adverse Effect”), (B) there have been no transactions entered into by any of the Partnership Entities, other than those in the ordinary course of business, which are material with respect to the Partnership Entities, taken as a whole, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Partnership on any class of its partnership interests.
(k)    Formation, Due Qualification and Authority. Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction in which it is organized or formed, as applicable (as set forth on Schedule V), with full limited partnership or limited liability company, as applicable, power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business, in each case in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus. Each of the Partnership Entities is duly qualified to do business as a foreign limited partnership or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction which requires such qualification.
(l)    Power and Authority to Act as a General Partner. The General Partner has, and on the Closing Date and each settlement date will have, full limited liability company power and authority to act as the general partner of the Partnership in all material respects as described in the Registration Statement, the Disclosure Package and

the Prospectus. Southcross Energy GP LLC, a Delaware limited liability company has, and on the Closing Date and each settlement date will have, full limited liability company power and authority to act as general partner of each of its subsidiaries in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus.
(m)    Ownership of the General Partner. Southcross Energy LLC, a Delaware limited liability company (“Holdings”), is the sole member of the General Partner and owns all of the issued and outstanding membership interests of the General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (the “General Partner Agreement”) and are fully paid (to the extent required under the General Partner Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and Holdings owns such membership interests free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”), except as described in the Registration Statement, the Disclosure Package and the Prospectus.
(n)    Ownership of the General Partner Interest and the Incentive Distribution Rights. The General Partner is the sole general partner of the Partnership and owns a 2.0% general partner interest in the Partnership (the “GP Interest”) and all of the Incentive Distribution Rights (as such term is defined in the limited partnership agreement of the Partnership (the “Partnership Agreement”)); the GP Interest and the Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and, in the case of the Incentive Distribution Rights, nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and the General Partner owns such GP Interest and Incentive Distribution Rights free and clear of all Liens (except restrictions on transferability as described in the Disclosure Package and the Prospectus).
(o)    Ownership of the Sponsor Units. Holdings owns 1,863,713 Common Units, 12,213,713 Subordinated Units (the “Subordinated Units”) and 221,884 Series A convertible preferred units (the “Preferred Units” and, collectively, the “Sponsor Units”); the Sponsor Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and Holdings owns the Sponsor Units free and clear of all Liens.

(p)    Valid Issuance of the Units. At the Closing Date and each settlement date, the Firm Units or the Option Units, as the case may be, and the limited partner interests represented thereby, will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
(q)    Capitalization of the Partnership. At the Closing Date, assuming no issuance of Option Units, the issued and outstanding partnership interests of the Partnership will consist of 20,254,185 Common Units, 12,213,713 Subordinated Units, 1,769,915 Preferred Units, the GP Interest, the Incentive Distribution Rights and any limited partner interests issued pursuant to the long-term incentive plan of the General Partner (the “LTIP”). All outstanding Common Units, Subordinated Units, Preferred Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act and as otherwise disclosed in the most recent Preliminary Prospectus).
(r)    Ownership of the Operating Company. The Partnership is the sole member of the Operating Company and owns 100% of the membership interests in the Operating Company; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company (the “Operating Company Agreement”) and have been fully paid (to the extent required under the Operating Company Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens, except for those Liens securing obligations under the Second Amended and Restated Credit Agreement, dated November 7, 2012, as amended, by and among the Partnership, as borrower, Wells Fargo Bank, N.A., as Administrative Agent, and the lenders named therein (the “Credit Agreement”).
(s)    Ownership of the Subsidiaries. The Operating Company owns, directly or indirectly, 100% of the limited liability company interests, general partner interests or limited partnership interests, as applicable, in each of the Subsidiaries; such equity interests have been duly authorized and validly issued in accordance with the applicable certificate of formation and limited liability company agreement, certificate of limited partnership and partnership agreement or other organization documents of each Subsidiary, as the case may be (collectively, the “Organizational Documents” of each Subsidiary and are fully paid (to the extent required under such Organizational Documents) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act, Section 153.210 of the Texas Business Organizations Code and Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Operating Company will own, directly or indirectly, such equity interests free and clear of all Liens, except for those liens securing obligations under the Credit Agreement.
(t)    No Other Subsidiaries. Other than the GP Interest and the Incentive Distribution Rights, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than the Partnership’s ownership of its 100% limited liability company interest in the Operating Company and Southcross Energy Finance Corp., a Delaware corporation (“Finance Corp.”), and the Operating Company’s ownership of 100% of the limited liability company interests, general partner interests or limited partnership interests, as applicable, in each of the Subsidiaries, neither the Partnership nor the Operating Company owns, and on the Closing Date and each settlement date neither will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Finance Corp. was formed for the sole purpose of being a co-issuer of the Partnership’s debt securities and has no operating assets.
(u)    No Preemptive Rights, Registration Rights or Options. Except as described in the most recent Preliminary Prospectus and the Prospectus or as set forth in the Partnership Agreement, the General Partner Agreement or the Limited Liability Company Agreement of Delta Pipeline, dated as of January 29, 2009, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests in any of the Partnership Entities or (ii) outstanding options or warrants to purchase any securities of any of the Partnership Entities. Except for such rights that have been waived or complied with, neither of the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of any of the Partnership Entities.
(v)    Authority and Authorization. Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Disclosure Package and the Prospectus. At the Closing Date and each settlement date, all partnership and limited liability company action, as the case may be, required to be taken by any of the Partnership Entities or any of their respective members or partners for the authorization, issuance, sale and delivery of the Units and the transactions contemplated by this Agreement shall have been validly taken.
(w)    Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Partnership Parties.
(x)    Enforceability of Organizational Documents. The applicable limited liability company agreements, partnership agreements and other organizational documents of each of the Partnership, the General Partner, the Operating Company and the Subsidiaries, have been duly authorized, executed and delivered by Holdings, the Partnership Parties and Subsidiaries party thereto and, assuming the due authorization, valid execution and delivery by the other parties thereto, each is a valid and legally binding agreement of the Partnership Parties and Subsidiaries party thereto, enforceable against such parties in accordance with its terms; provided that, with respect to each agreement described in this Section 1(x), the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
(y)    No Conflicts. None of the offering, issuance or sale of the Units, the execution, delivery and performance of this Agreement by the Partnership Parties or the consummation of any other transactions contemplated by this Agreement, (A) conflicts or will conflict with or constitutes or will constitute a violation of the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement or any other organizational documents of any of the Partnership Parties or Subsidiaries, as applicable, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership Entities or any of their respective properties in a proceeding to which any of them or their respective property is a party or

(D) results or will result in the creation or imposition of any Lien upon any property or asset of any of the Partnership Entities (other than Liens arising under the Credit Agreement), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would reasonably be expected to have a Material Adverse Effect.
(z)    No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their respective properties or assets is required in connection with the offering, issuance or sale by the Partnership of the Units or the execution, delivery and performance of this Agreement by the Partnership Parties or any other transactions contemplated by this Agreement except, (A) for registration of the Units under the Act and consents required under the Exchange Act, applicable state securities or blue sky laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Units by the Underwriters, (B) for such consents that have been, or prior to the Closing Date will be, obtained or made, (C) for such consents that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (D) as disclosed in the most recent Preliminary Prospectus and the Prospectus.
(aa)    No Defaults. None of the Partnership Entities is (i) in violation of its agreement of limited partnership, limited liability company agreement, or other organizational documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound, which breach, default or violation in the case of clauses (ii) or (iii) would, if continued, reasonably be expected to have a Material Adverse Effect.
(bb)    Conformity to Description in the most recent Preliminary Prospectus and Prospectus. The Units when issued and delivered against payment therefore, as provided herein, will conform in all material respects to the description thereof contained in the most recent Preliminary Prospectus and the Prospectus.

(cc)    No Integration. None of the Partnership Parties has sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Act or the interpretations thereof by the Commission.
(dd)    Independent Public Accountants. Deloitte & Touche LLP, who certified the financial statements and supporting schedules included in the Disclosure Package and the Prospectus, is an independent public accounting firm with respect to the Partnership within the meaning of the Act and the rules and regulations of the Public Company Accounting Oversight Board.
(ee)    Financial Statements. The historical financial statements (including the related notes) included or incorporated by reference in the most recent Preliminary Prospectus (and any amendment or supplement thereto) comply as to form with the applicable requirements of Regulation S-X under the Act and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates and for the respective periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved, except to the extent disclosed therein. The summary historical and financial data included or incorporated by reference in the most recent Preliminary Prospectus (and any amendment or supplement thereto) are accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which such data has been derived.
(ff)    Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings pending or, to the knowledge of the Partnership Parties, threatened, against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their respective properties is subject, that (i) would individually or in the aggregate have a Material Adverse Effect or (ii) are required to be described in the Registration Statement, the Disclosure Package or the Prospectus that are not described as required by the Act. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act. Each contract, document or other agreement described in the Registration Statement, the Disclosure Package or the Prospectus is in full force and effect and is valid and enforceable by and against the Partnership Entities, as the case may be, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as would not reasonably be expected to have a Material Adverse Effect. The statements included in the Disclosure Package and the Prospectus insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate summaries of such legal matters, agreements, documents or proceedings in all material respects.
(gg)    Certain Relationships and Related Transactions. Except as described in the most recent Preliminary Prospectus, no relationship, direct or indirect, exists between or among any Partnership Entity, on the one hand, and the directors, officers, equityholders, customers or suppliers of any Partnership Entity, on the other hand, that is required to be described in the most recent Preliminary Prospectus which is not so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Entity to or for the benefit of any of the officers, directors or managers of any Partnership Entity or their respective family members.
(hh)    Title to Properties. Each of the Partnership Entities has indefeasible title to all real property (excluding easements or rights-of-way) and good title to all personal property described in the Disclosure Package and the Prospectus as being owned by each of them, which real and personal property shall be free and clear of all Liens, except (i) as described, and subject to the limitations contained, in the Disclosure Package and the Prospectus, (ii) that arise under or are expressly permitted by the Credit Agreement or (iii) as do not materially interfere with the use of such properties individually or in the aggregate as they have been used in the past and are proposed to be used in the future as described in the Disclosure Package and the Prospectus. All the real and personal property described in the Disclosure Package and the Prospectus, if any, as being held under lease by any of the Partnership Entities is held thereby under valid, subsisting and enforceable leases and with such exceptions as do not materially interfere with the use of such properties in the manner in which such properties are used in the business of any of the Partnership Entities as described in the Disclosure Package and the Prospectus.
(ii)    Rights of Way. Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its respective business in the manner described, and subject to the limitations contained, in the Disclosure Package and the Prospectus, if any, except for (i) qualifications, reservations and encumbrances that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Disclosure Package and the Prospectus, each of the Partnership Entities has fulfilled and performed, in all material respects, its respective obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that individually or in the aggregate, would not have a Material Adverse Effect; and, except as described in the Disclosure Package and the Prospectus, if any, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, individually or in the aggregate.
(jj)    Governmental Permits. Each of the Partnership Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“governmental permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the most recent Preliminary Prospectus, subject to such qualifications set forth in the most recent Preliminary Prospectus and except for such governmental permits that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has and is in compliance with the terms and conditions of, all such governmental permits, except where the failure so to comply would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect; and no event has occurred that would prevent the governmental permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such governmental permit, except for such non-renewals, non-issuances, revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(kk)    Books and Records. Each Partnership Entity maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Each Partnership Entity’s internal controls over financial reporting are effective and none of the Partnership Entities is aware of any material weakness in their internal control over financial reporting.

(ll)    Disclosure Controls and Procedures. The Partnership has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) and (i) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner and each other Partnership Entity, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (ii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.
(mm)    Tax Returns. Each of the Partnership Entities has filed (or has obtained extensions with respect to) all material federal, state and local income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns. No tax deficiency has been determined adversely to any of the Partnership Entities, and none of the Partnership Parties has any knowledge of any tax deficiency or related assessment, fine or penalty that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except those that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles.
(nn)    ERISA. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) each of the Partnership Entities is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), (ii) no “reportable event” (as defined in Section 4043(c) of ERISA) has occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) for which any Partnership Entity would have any liability, excluding any reportable event for which a waiver could apply, (iii) no Partnership Entity has incurred, nor does any such entity expect to incur, liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (b) Sections 412, 430, 436 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), with respect to any “pension plan”, (iv) each “pension plan” for which any Partnership Entity would have any liability that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of each of the Partnership Entities, nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification and (v) no Partnership Entity has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business).
(oo)    Investment Company. None of the Partnership Entities is nor, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds,” will be an “investment company” or a company “controlled by” an “investment company” as defined in the Investment Company Act of 1940, as amended.
(pp)    Intellectual Property. Each of the Partnership Entities owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of each of its respective business as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted and there is no pending or, to the knowledge of each Partnership Party, threatened action, suit, proceeding or claim by others challenging any of the Partnership Entities’ respective rights in or to any such Intellectual Property, and each of the Partnership Parties is unaware of any facts which would form a reasonable basis for any such claim.
(qq)    Environmental Compliance. Each of the Partnership Entities (i) is in compliance with any and all foreign, federal, state and local laws and regulations relating to the prevention of pollution or the protection of the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted, (iii) has not received written or oral notice of any actual or potential liability under any Environmental Law, and (iv) is not a party to or affected by any pending or, to the knowledge of the Partnership Parties, threatened action, suit or proceeding relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Material, except where such noncompliance or deviation from that described in (i)-(iv) above would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under any applicable Environmental Law. None of the Partnership Entities has received written notice that they are currently named as a “potentially responsible party” under CERCLA.
(rr)    Effect of Environmental Laws. In the ordinary course of its business, each Partnership Entity periodically reviews the effect of Environmental Laws on the business, operations and properties of the Partnership Entities, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures reasonably likely to be required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, each Partnership Entity has concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.
(ss)    Sarbanes-Oxley Act. The Partnership is, and to the knowledge of the Partnership Parties, the directors and officers of the General Partner in their capacities as such are, in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) and the rules of the New York Stock Exchange (“NYSE”) that are effective and applicable to the Partnership.
(tt)    No Labor Dispute. No labor problem or dispute with the employees of any of the Partnership Entities exists or is threatened or imminent, and the Partnership Parties are not aware of any existing or imminent labor disturbance by the employees of any of the Partnership Entities’ principal suppliers, contractors or customers, that could have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
(uu)    Insurance. The Partnership Entities carry, or are entitled to the benefits of, insurance relating to the business of the Partnership Entities, with reputable insurers, in such amounts and covering such risks as is commercially reasonable, and all such insurance is in full force and effect; the Partnership Entities are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Partnership Entities has been refused any insurance coverage sought or applied for. The Partnership Parties have received no notice from such insurers that the Partnership Parties will not be able to (i) renew their existing insurance coverage relating to the business of the Partnership Entities as and when such policies expire or (ii) obtain comparable coverage relating to the business of the Partnership Entities as may be necessary or appropriate to conduct such business as now conducted and at a cost that would not be reasonably expected to have a Material Adverse Effect.
(vv)    Litigation. There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of any of the Partnership Parties, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i) and (ii) above, is reasonably expected to (A) have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, or (C) in any manner draw into question the validity of this Agreement.
(ww)    No Distribution of Other Offering Materials. None of the Partnership Entities has distributed and, prior to the later to occur of the Closing Date or any settlement date, will distribute, any offering material in connection with the offering and sale of the Units other than the Registration Statement, the Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement.
(xx)    Foreign Corrupt Practices Act. None of the Partnership Entities nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or affiliate of the Partnership Entities, is aware of, or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and each of the Partnership Entities and, to the knowledge of the Partnership Parties, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(yy)    Money Laundering Laws. The operations of each of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes, and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.
(zz)    Office of Foreign Assets Control. None of the Partnership Entities nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or affiliate of the Partnership Entities, is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership Parties will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
([[)    Lending Relationship. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Partnership (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Units to repay any outstanding debt owed to any affiliate of any Underwriter.
(aaa)    Market Stabilization. None of the Partnership Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
(bbb)    Statistical Data. Any statistical and market-related data included in the Registration Statement, the Disclosure Package or the Prospectus are based on or derived from sources that the Partnership Parties believe to be reliable and accurate and, to the extent required, the Partnership Parties have obtained the written consent to the use of such data from such sources.
(ccc)    FINRA. To the knowledge of the Partnership Parties, there are no affiliations or associations between any member of FINRA and any of the General Partner’s officers or directors or the Partnership’s 5% or greater security holders, except as described in the Registration Statement, the Disclosure Package and the Prospectus.

(ddd)    Distribution Restrictions. No Subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Partnership, from making any other distribution on such Subsidiary’s equity interests, from repaying to the Partnership any loans or advances made to such Subsidiary by the Partnership or from transferring any of such Subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership.
(eee)    EGC Status. From the time of the initial submission of the Registration Statement to the Commission through the date hereof, the Partnership has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).
(fff)    XBRL. The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
Any certificate signed by any officer of any Partnership Party and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by such Partnership Party, as to matters covered thereby, to each Underwriter.
2.    Purchase and Sale.
(a)    Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $15.84 per Common Unit, the amount of the Firm Units set forth opposite such Underwriter’s name in Schedule I hereto.
(b)    Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 1,200,000 Option Units at the same purchase price per unit as the Underwriters shall pay for the Firm Units. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Partnership setting forth the number of Option Units as to which the several Underwriters are exercising the option and the settlement date. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Units, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional units.
3.    Delivery and Payment. Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on February 5, 2014, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the “Closing Date”). Delivery of the Units shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Firm Units and the Option Units shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Partnership will deliver the Option Units (at the expense of the Partnership) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. If settlement for the Option Units occurs after the Closing Date, the Partnership will deliver to the Representatives on the settlement date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming, as of such date, the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.
4.    Offering by Underwriters. It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Prospectus.
5.    Agreements. Each of the Partnership Parties, jointly and severally, agrees with the several Underwriters that:
(a)    Preparation of Prospectus and Registration Statement. Prior to the termination of the offering of the Units, the Partnership will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b)

Registration Statement unless the Partnership has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Partnership will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Partnership will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
(b)    Amendment or Supplement of Disclosure Package and Issuer Free Writing Prospectuses. If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Partnership will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented, (ii) amend or supplement the Disclosure Package to correct such statement or omission and (iii) supply any amendment or supplement to the Representatives in such quantities as they may reasonably request.
(c)    Amendment of Registration Statement or Supplement of Prospectus. If, at any time when a prospectus relating to the Units is required to be delivered under the

Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Partnership promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to the Representatives in such quantities as they may reasonably request.
(d)    Reports to Unitholders. As soon as practicable, the Partnership will make generally available to its unitholders and to the Representatives an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.
(e)    Signed Copies of the Registration Statement and Copies of the Prospectus. The Partnership will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.
(f)    Qualification of Units. The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.
(g)    Lock-Up. The Partnership will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any affiliate of the Partnership or any person in privity with the Partnership or any affiliate of the Partnership directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act), any other Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of this Agreement (the “Lock-Up Period”), provided, however, that the Partnership may, without the prior written consent of Citigroup Global Markets Inc. (A) effect the registration of the offer and sale of the Units as contemplated by this Agreement; (B) issue and sell Common Units pursuant to the Partnership’s long-term incentive plan described in the Registration Statement, the Disclosure Package and the Prospectus, and the Partnership may issue Common Units issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time; (C) issue Common Units or any securities convertible or exchangeable into Common Units as payment of any part of the purchase price for any businesses that are acquired by the Partnership or its subsidiaries, provided that any recipient of such Common Units must agree in writing to be bound by the terms of this Section 5(g) for the remaining term of the Lock-Up Period; (D) file (or participate in the filing of) a registration statement solely relating to the entrance by the Partnership into a definitive agreement related to such an acquisition by the Partnership or its subsidiaries, provided that, notwithstanding anything in this Agreement to the contrary, the prior approval of Citigroup Global Markets Inc. shall be required in the event that the Partnership files (or participates in the filing of) a registration statement during the Lock-Up Period prior to the entrance by the Partnership into a definitive agreement related to such acquisition; (E) issue Common Units or any securities that are convertible or exchangeable into Common Units pursuant to an effective registration statement that is filed pursuant to clause (D), provided that any recipient of such Common Units must agree in writing to be bound by the terms of this Section 5(g) for the remaining term of the Lock-Up Period; and (F) issue Common Units pursuant to phantom units, options, warrants, equity equivalent units or other securities that are outstanding as of the Execution Time and that vest or are convertible or exchangeable into Common Units during the Lock-Up Period.
(h)    Announcement of Release of Lock-Up. If Citigroup Global Markets Inc., in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 6(g) hereof for an officer or director of the General Partner and provides the Partnership with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Partnership agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two Business Days before the effective date of the release or waiver.
(i)    Price Manipulation. The Partnership will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
(j)    Expenses. The Partnership agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them, as applicable; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; and (x) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder.
(k)    Free Writing Prospectuses. The Partnership agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Partnership that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
(l)    Use of Proceeds. The Partnership Parties agree to apply the net proceeds from the sale of the Units being sold by the Partnership as set forth in the Prospectus.
(m)    NYSE Listing. The Partnership will use its reasonable best efforts to maintain the listing of the Common Units on the NYSE.
(n)    EGC Status. The Partnership will notify promptly the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Units within the meaning of the Act and (b) completion of the 60-day restricted period referred to in Section 5(g) hereof.
6.    Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of each of the Partnership Parties contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Partnership Parties made in any certificates pursuant to the provisions hereof, to the performance by each of the Partnership Entities of its respective obligations hereunder and to the following additional conditions:
(a)    The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Partnership of any objection to use of the form of the Registration Statement.
(b)    The Partnership shall have requested and caused Latham & Watkins LLP, special counsel for the Partnership, to have furnished to the Representatives its legal opinion, 10b-5 statement and opinion regarding certain tax matters, each dated the Closing Date and any settlement date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth on Exhibit C-1, Exhibit C-2 and Exhibit C-3, respectively.
(c)    The Partnership shall have requested and caused Gardere Wynne Sewell LLP, special counsel for the Partnership to have furnished to the Representatives its legal opinion, dated the Closing Date and any settlement date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth on Exhibit D.
(d)    The Partnership shall have requested and caused Richards, Layton & Finger, P.A., special Delaware counsel for the Partnership to have furnished to the Representatives its legal opinion, dated the Closing Date and any settlement date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth on Exhibit E.
(e)    The Representatives shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and any settlement date and addressed to the Representatives, with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
(f)    The General Partner shall have furnished to the Representatives a certificate of the officers of the General Partner, signed by the President or the Chief Executive Officer and the principal financial or accounting officer of the General Partner, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Units, and this Agreement and that:
(i)    the representations and warranties of the Partnership Parties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Partnership Parties have complied with all the agreements and satisfied all the conditions on their respective parts to be performed or satisfied at or prior to the Closing Date;
(ii)    no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Partnership Parties, threatened; and
(iii)    since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
(g)    The Representatives shall have received from Deloitte & Touche LLP customary comfort letters, at the Execution Time and at the Closing Date, dated respectively as of the Execution Time and as of the Closing Date, and addressed to the Underwriters (with executed originals for each of the Underwriters) in form and substance satisfactory to the Representatives, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and each Permitted Free Writing Prospectus. References to the Prospectus in this paragraph (g) include any supplement thereto as of the date of such letters.
(h)    Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(i)    Prior to the Closing Date, the Partnership shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
(j)    Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
(k)    The Units shall have been approved for listing and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Representatives.
(l)    At the Execution Time, the Partnership shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each of the persons set forth on Schedule VI hereto addressed to the Representatives.
If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.
The documents required to be delivered by this Section 6 shall be delivered at the office of Baker Botts L.L.P., counsel for the Underwriters, at 2001 Ross Avenue, Suite 600, Dallas, Texas 75201, on the Closing Date.
7.    Reimbursement of Underwriters’ Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Partnership Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Partnership Parties will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.

8.    Indemnification and Contribution. (A) The Partnership Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, any affiliate of such Underwriter and each person who controls any Underwriter or any such affiliate within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Units as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership Parties by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Partnership Parties may otherwise have.
(a)    Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Partnership Parties, each of their directors and officers who signs the Registration Statement, and each person who controls the Partnership Parties within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership Parties to each Underwriter, but only with reference to written information furnished to the Partnership Parties by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Partnership Parties acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Units and under the heading “Underwriting”, (ii) the list of Underwriters and their respective participation in the sale of the Units, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.
(b)    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(c)    In the event that the indemnity provided in paragraph (a), (b), or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership Parties, jointly and severally, and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Partnership Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and by the Underwriters on the other from the offering of the Units; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership Parties, jointly and severally, and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Partnership, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Partnership Parties within the meaning of either the Act or the Exchange Act, each officer of any of the Partnership Parties who shall have signed the Registration Statement and each director of any of the Partnership Parties shall have the same rights to contribution as the Partnership Parties, subject in each case to the applicable terms and conditions of this paragraph (d).
9.    Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or

Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Units set forth opposite their names in Schedule I hereto bears to the aggregate amount of Units set forth opposite the names of all the remaining Underwriters) the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Units set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the Partnership Parties. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Partnership Parties and any nondefaulting Underwriter for damages occasioned by its default hereunder.
10.    Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Units, if at any time prior to such delivery and payment (i) trading in the Common Units shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Disclosure Package or the Prospectus (exclusive of any supplement thereto).
11.    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Partnership Parties or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Partnership Parties or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.    Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (i) Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816‑7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; (ii) Wells Fargo Securities, LLC (fax no.: (212) 214-5918) and confirmed to Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department, with a copy to the Legal Department; (iii) Barclays Capital Inc. (fax no.: 646-834-8133), 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration; (iv) J.P. Morgan Securities LLC (fax no.: (212) 622-8358) 270 Park Avenue, New York, New York 10179, Attention: Equity Syndicate Desk; (v) Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida, 33716, Attention: General Counsel, Fax: (727) 567-8247; and (vi) RBC Capital Markets, LLC at Three World Financial Center 200 Vesey Street, 8th Floor, New York, New York 10281, attention of Equity Capital Markets (facsimile: (212) 428-6260) or, if sent to the Partnership Parties, will be mailed, delivered or telefaxed to Southcross Energy Partners, L.P., 1700 Pacific Avenue, Suite 2900, Dallas, Texas 75201, Attention: David W. Biegler (fax no. (214) 979-3806).
13.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
14.    No fiduciary duty. Each of the Partnership Parties hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Partnership Parties and (c) the Partnership’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Partnership on related or other matters). Each of the Partnership Parties agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or that any of the Underwriters owe an agency, fiduciary or similar duty to the Partnership Parties, in connection with such transaction or the process leading thereto.
15.    Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

16.    Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
17.    Waiver of Jury Trial. Each of the Partnership Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
18.    Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
19.    Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
20.    Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
“Commission” shall mean the Securities and Exchange Commission.
“Disclosure Package” shall mean, collectively, (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Units, together with the information included on Schedule III hereto, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
“most recent Preliminary Prospectus” shall mean the latest Preliminary Prospectus filed pursuant to Rule 424(b) on or prior to the date hereof.
“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430B Information.
“Prospectus” shall mean the prospectus relating to the Units that is first filed pursuant to Rule 424(b) after the Execution Time.
“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.
“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” shall mean such rules under the Act.
“Rule 430B Information” shall mean information with respect to the Units and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430B.
“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership Parties and the several Underwriters.
Very truly yours,

SOUTHCROSS ENERGY PARTNERS GP, LLC

By: /s/ David W. Biegler
Name: David W. Biegler
Title: Chief Executive Officer

SOUTHCROSS ENERGY PARTNERS, L.P.
By:     Southcross Energy Partners GP, LLC,
its general partner

By: /s/ David W. Biegler
Name: David W. Biegler
Title: Chief Executive Officer

SOUTHCROSS ENERGY OPERATING, LLC

By: /s/ David W. Biegler
Name: David W. Biegler
Title: Chief Executive Officer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.
Citigroup Global Markets Inc.
Wells Fargo Securities, LLC
Barclays Capital Inc.
J.P. Morgan Securities LLC
Raymond James & Associates, Inc.
RBC Capital Markets, LLC
By: Citigroup Global Markets Inc.

By:	/s/ Jason Howard Name: Jason Howard Title: Vice President
By: Wells Fargo Securities, LLC

By:	/s/ David Herman Name: David Herman Title: Director
By: Barclays Capital Inc.

By:	/s/ Victoria Hale Name: Victoria Hale Title: Vice President
By: J.P. Morgan Securities LLC

By:	/s/ Geoffrey Paul Name: Geoffrey Paul Title: Executive Director

By: Raymond James & Associates, Inc.

By:	/s/ W. Bryant Patrick Name: W. Bryant Patrick Title: Vice President
By: RBC Capital Markets, LLC

By:	/s/ Andrew Hull Name: Andrew Hull Title: Director
For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

SCHEDULE I

Underwriters	Number of Firm Units to be Purchased
Citigroup Global Markets Inc.	1,360,000
Wells Fargo Securities, LLC	1,360,000
Barclays Capital Inc.	1,120,000
J.P. Morgan Securities LLC	1,120,000
RBC Capital Markets, LLC	960,000
Raymond James & Associates, Inc.	960,000
Robert W. Baird & Co. Incorporated	560,000
Stifel, Nicolaus & Company, Incorporated	560,000

Total	8,000,000

SCHEDULE II

Issuer Free Writing Prospectuses included in the Disclosure Package: None

Issuer Free Writing Prospectus not included in the Disclosure Package: None

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SCHEDULE III

Information Included in the Pricing Disclosure Package

Number of Units: 8,000,000 Firm Units or, if the Underwriters exercise in full their option to purchase additional Units granted in Section 2 hereof, 1,200,000 Units

Public offering price: $16.50 per Common Unit

SCHEDULE IV

Schedule of the Subsidiaries

1. Southcross Energy GP LLC
2. Southcross Energy LP LLC
3. Southcross Delta Pipeline LLC
4. Southcross Mississippi Pipeline, L.P.
5. Southcross Processing LLC
6. Southcross Mississippi Gathering, L.P.
7. Southcross Mississippi Industrial Gas Sales, L.P.
8. Southcross Alabama Gathering System, L.P.
9. Southcross Midstream Services, L.P.
10. Southcross CCNG Gathering Ltd.
11. Southcross CCNG Transmission Ltd.
12. Southcross Gulf Coast Transmission Ltd.
13. Southcross Marketing Company Ltd.
14. Southcross NGL Pipeline Ltd.
15. Southcross Gathering Ltd.
16. Southcross Alabama Pipeline LLC
17. Southcross Energy Operating, LLC

SCHEDULE V

Foreign Qualifications of the Partnership Entities

Name	Jurisdiction in which registered	Jurisdiction(s) in which qualified
Southcross Energy LLC	Delaware	N/A
Southcross Energy Partners GP, LLC	Delaware	Texas
Southcross Energy Operating, LLC	Delaware	Texas
Southcross Energy Partners, L.P.	Delaware	Texas
Southcross Energy GP LLC	Delaware	Alabama Mississippi Texas
Southcross Energy LP LLC	Delaware	N/A
Southcross Delta Pipeline LLC	Delaware	Mississippi
Southcross Processing LLC	Delaware	Texas
Southcross Mississippi Pipeline, L.P.	Delaware	Mississippi
Southcross Mississippi Gathering, L.P.	Delaware	Mississippi
Southcross Mississippi Industrial Gas Sales, L.P.	Delaware	Mississippi
Southcross Alabama Gathering System, L.P.	Delaware	Alabama
Southcross Alabama Pipeline LLC	Delaware	Alabama
Southcross Midstream Services, L.P.	Delaware	N/A
Southcross CCNG Gathering Ltd.	Texas	N/A
Southcross CCNG Transmission Ltd.	Texas	N/A
Southcross Gulf Coast Transmission Ltd.	Texas	N/A
Southcross Marketing Company Ltd.	Texas	Mississippi
Southcross NGL Pipeline Ltd.	Texas	N/A
Southcross Gathering Ltd.	Texas	N/A

SCHEDULE VI

Parties to Deliver Lock-Up Letters

1.	David W. Biegler

2.	Michael T. Hunter

3.	J. Michael Anderson

4.	Albert B. Glasgow

5.	Ronald J. Barcroft

6.	Samuel P. Bartlett

7.	Jon M. Biotti

8.	Kim G. Davis

9.	Jerry W. Pinkerton

10.	W. Corey Lothamer

11.	Southcross Energy LLC

12.	Donna A. Henderson

13.	Ronald G. Steinhart

14.	Bruce A. Williamson

EXHIBIT A

LOCK-UP LETTER AGREEMENT
Southcross Energy Partners, L.P.
Public Offering of Common Units
, 2014
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Southcross Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), Southcross Energy Partners GP, LLC, a Delaware limited liability company, and Southcross Energy Operating, LLC, a Delaware limited liability company, and each of the representatives of a group of Underwriters named therein, relating to an underwritten public offering (the “Offering”) of common units representing limited partner interests in the Partnership (the “Common Units”).
In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission) or any securities convertible into, or exercisable or exchangeable for such Common Units, or publicly announce an intention to effect any such transaction, for a period of 60 days (the “Lock-Up Period”) after the date of the Underwriting Agreement, other than (i) Common Units disposed of as bona fide gifts approved by Citigroup Global Markets Inc. where each recipient of a gift of shares agrees in writing to be bound by the same restrictions in place for the undersigned pursuant to this letter for the duration that such restrictions remain in effect at the time of transfer and (ii) Common Units disposed of to satisfy any tax or other governmental withholding obligation, through cashless surrender, with respect to any award of equity-based compensation pursuant to the long-term incentive plan of the General Partner described in the Registration Statement, the Disclosure Package and the Prospectus in effect as of the Effective Time.
If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.
Yours very truly,
[Signature of officer, director or major unitholder]
[Name and address of officer, director or major unitholder]

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EXHIBIT B

Southcross Energy Partners, L.P.
[Date]

Southcross Energy Partners, L.P. (the “Partnership”) and Southcross Energy Partners GP, LLC (the “Company”) announced today that Citigroup Global Markets Inc., the lead book-running manager in the Partnership’s recent public sale of [ ˜ ] common units, is [waiving][releasing] a lock-up restriction with respect to [ ˜ ] of the Partnership’s common units held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on _________, 20__, and the common units may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

EXHIBIT C-1

Form of Opinion of Latham & Watkins LLP

1.    The Partnership is a limited partnership duly formed under the Delaware LP Act with limited partnership power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the Partnership is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the states set forth opposite its name on Exhibit A hereto.
2.    The General Partner is a limited liability company duly formed under the Delaware LLC Act with limited liability company power and authority to own its properties, conduct its business and act as the general partner of the Partnership as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the General Partner is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the states set forth opposite its name on Exhibit A hereto.
3.    Southcross Operating is a limited liability company duly formed under the Delaware LLC Act with limited liability company power and authority to own its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that Southcross Operating is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the States set forth opposite its name on Exhibit A hereto.
4.    Each of the Subsidiaries is a limited liability company or a limited partnership under the Delaware LP Act, the Delaware LLC Act or the Texas Business Organizations Code (the “TBOC”), as set forth on Exhibit A or Exhibit B hereto, as applicable, with limited liability company or limited partnership power and authority, as applicable, to own its properties and conduct its business, in each case as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, and in the case of Southcross Energy GP LLC, to act as the general partner of the subsidiaries listed on Schedule IV to the Underwriting Agreement, as applicable. With your consent, based solely on certificates from public officials, we confirm that each of the Subsidiaries is validly existing and in good standing under the laws of the State of Delaware or the State of Texas, as applicable, and is qualified to do business in the states set forth opposite its name on Exhibit A and Exhibit B hereto, as applicable.
5.    The Units to be issued and sold by the Partnership pursuant to the Underwriting Agreement and the limited partner interests represented thereby have been duly authorized by all necessary limited partnership action of the Partnership and, when issued to and paid for by you and the other Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued and free of preemptive rights arising from the Partnership Agreement. Under the Delaware LP Act, purchasers of the Units will have no obligation to make further payments for their purchase of the Units or contributions to the Partnership solely by reason of their ownership of the Units or their status as limited partners of the Partnership and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.
6.    The execution, delivery and performance of the Underwriting Agreement by each of the Partnership Parties have been duly authorized by all necessary limited liability company or limited partnership action, as applicable, of each of the Partnership Parties, and the Underwriting Agreement has been duly executed and delivered by each of the Partnership Parties.
7.        Each of the partnership agreements for Southcross CCNG Gathering Ltd., Southcross CCNG Transmission, Ltd., Southcross Gulf Coast Transmission, Ltd., Southcross Marketing Company, Ltd., Southcross NGL Pipeline Ltd. and Southcross Gathering Ltd. (the “Texas Partnership Agreements”) has been duly authorized, executed and delivered by the respective Partnership Entities that are parties thereto; each of the Texas Partnership Agreements constitutes a valid and legally binding agreement of the Partnership Entities that are parties thereto, enforceable against such parties in accordance with its respective terms.
8.    The execution and delivery of the Underwriting Agreement by each of the Partnership Entities, the issuance and sale of the Units by the Partnership to you and the other Underwriters pursuant to the Underwriting Agreement do not on the date hereof:
(i)    violate the organizational documents of any Partnership Entity; or
(ii)    result in the breach of or a default under any indenture(s), note(s), loan agreement(s), mortgage(s), deed(s) of trust, security agreement(s) and other written agreement(s) and instrument(s) creating, evidencing or securing indebtedness of the Partnership for borrowed money, identified to us by an officer of the Partnership as material to the Partnership and listed in Exhibit A hereto; or
(iii)    violate any federal, New York or Texas statute, rule or regulation applicable to the Partnership Entities, or the Delaware LP Act or the Delaware LLC Act; or
(iv)    require any consents, approvals, or authorizations to be obtained by the Partnership Entities from, or any registrations, declarations or filings to be made by the Partnership Entities with, any governmental authority under any federal, New York or Texas statute, rule or regulation applicable to the Partnership Entities or the Delaware LP Act or the Delaware LLC Act on or prior to the date hereof that have not been obtained or made.
9.    The Registration Statement has become effective under the Act. With your consent, based solely upon a review of the list of stop orders contained on the Commission’s website at

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http://www.sec.gov/litigation/stoporders.shtml at [ ˜ ] [a.m.][p.m.] New York time on January [ ˜ ], 2014, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Preliminary Prospectus has been filed in accordance with Rule 424(b) under the Act and the Prospectus has been filed in accordance with Rules 424(b) and 430B under the Act.
10.    The Registration Statement at January [ ˜ ], 2014, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S‑T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.
11.    The statements in the most recent Preliminary Prospectus and the Prospectus under the captions “Summary-The Offering,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of Our Common Units” and “The Partnership Agreement” insofar as they purport to constitute a summary of the terms of the Common Units, the subordinated units representing limited partner interests in the Partnership (the “Subordinated Units”), the Preferred Units or the incentive distribution rights of the Partnership (the “IDRs”) are accurate descriptions or summaries in all material respects.
12.    The statements in the most recent Preliminary Prospectus and the Prospectus under the captions “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Business–Governmental Regulation,” “Business–Environmental Matters,” “Certain Relationships and Related Party Transactions—Agreements With Southcross Energy LLC and its Affiliates,” “Description of Our Common Units,” “The Partnership Agreement” and “Investment in Southcross Energy Partners, L.P. by Employee Benefit Plans” insofar as they purport to describe or summarize certain provisions of the documents, U.S. federal laws, the Delaware LP Act or the Delaware LLC Act referred to therein, are accurate descriptions or summaries in all material respects.
13.    With your consent, based solely upon a review on the date hereof of the limited liability company agreement of the General Partner (the “GP LLC Agreement”), all of the issued and outstanding membership interests of the General Partner (the “GP Membership Interests”) are owned of record by Holdings. The issuance and sale of the GP Membership Interests has been duly authorized by all necessary limited liability company action of the General Partner, and

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such GP Membership Interests have been validly issued in accordance with the GP LLC Agreement. With your consent, based solely upon a review of the lien searches dated [ ˜ ], 2014 attached hereto as Exhibit C (the “Lien Search”), we confirm that the GP Membership Interests are free and clear of liens, claims, charges and encumbrances (“Liens”) other than those (i) created by or arising under the Delaware LLC Act or the GP LLC Agreement, (ii) set forth or described on Exhibit C or (iii) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.
14.    With your consent, based solely upon a review on the date hereof of the Partnership Agreement, the General Partner is the sole general partner of the Partnership, and the 2.0% general partner interest in the Partnership (the “General Partner Interest”) and all of the outstanding IDRs of the Partnership (together with the General Partner Interest, the “GP Ownership Interests”) are owned of record by the General Partner; the issuance and sale of the GP Ownership Interests have been duly authorized by all necessary limited partnership action of the Partnership, and such GP Ownership Interests have been validly issued in accordance with the Partnership Agreement. Under the Delaware LLC Act, the General Partner will have no obligation to make further payments for its ownership of the IDRs or contributions to the Partnership solely by reason of its ownership of the IDRs. With your consent, based solely upon a review of the Lien Search, we confirm that the GP Ownership Interests are free and clear of Liens other than those (i) created by or arising under the Delaware LP Act or the Partnership Agreement, (ii) set forth or described on Exhibit C or (iii) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.
15.    With your consent, based solely upon a review on the date hereof of the limited liability company agreement of Southcross Operating (the “Southcross Operating LLC Agreement”), all of the issued and outstanding membership interests of Southcross Operating (the “Southcross Operating Membership Interests”) are owned of record by the Partnership. The issuance and sale of the Southcross Operating Membership Interests have been duly authorized by all necessary limited liability company action of Southcross Operating, and such Southcross Operating Membership Interests have been validly issued in accordance with the Southcross Operating LLC Agreement. Under the Delaware LLC Act, the Partnership will have no obligation to make further payments for its ownership of the Southcross Operating Membership Interests or contributions to Southcross Operating solely by reason of its ownership of the Southcross Operating Membership Interests or its status as the sole member of Southcross Operating and no personal liability for the debts, obligations and liabilities of Southcross Operating, whether arising in contract, tort or otherwise, solely by reason of being the sole member of Southcross Operating. With your consent, based solely upon a review of the Lien Search, we confirm that the Southcross Operating Membership Interests are free and clear of Liens other than those (i) created by or arising under the Delaware LLC Act or the Southcross Operating LLC Agreement, (ii) set forth or described in Exhibit C, (iii) arising under the Credit Agreement or (iv) restrictions

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on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.
16.        With your consent, based solely upon a review on the date hereof of the partnership agreement or the limited liability company agreement, as applicable, of each of the Subsidiaries, all of the issued and outstanding membership interests of the Subsidiaries (the “Subsidiaries Equity Interests”) are owned of record by Southcross Operating. The issuance and sale of the Subsidiaries Equity Interests have been duly authorized by all necessary limited liability company or limited partnership action, as applicable, of the respective Subsidiary, and such Subsidiaries Equity Interests have been validly issued in accordance with the partnership agreement or limited liability company agreement, as applicable, of the respective Subsidiary. Under the Delaware LLC Act, the Delaware LP Act or the TBOC, as applicable, Southcross Operating will have no obligation to make further payments for its ownership of the Subsidiaries Equity Interests or contributions to the Subsidiaries solely by reason of its ownership of the Subsidiaries Equity Interests or its status as a member or limited partner, as applicable, and no personal liability for the debts, obligations and liabilities of the Subsidiaries, whether arising in contract, tort or otherwise, solely by reason of being a member or limited partner, as applicable, of the Subsidiaries. With your consent, based solely upon a review of the Lien Search, we confirm that the Subsidiaries Equity Interests are free and clear of Liens other than those (i) created by or arising under the Delaware LLC Act, the Delaware LP Act, the TBOC or the partnership agreement or limited liability company agreement, as applicable, of the respective Subsidiary, (ii) set forth or described in Exhibit C, (iii) arising under the Credit Agreement, or (iv) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.
17.    With your consent, based solely upon a review on the date hereof of the Partnership Agreement, the books and records of the Partnership and certain resolutions of the Board of Directors of the General Partner, after giving effect to the issuance and sale of the Units pursuant to the Underwriting Agreement, the issued and outstanding partnership interests of the Partnership consist of 20,254,185 Common Units, 12,213,713 Subordinated Units, 1,769,915 Preferred Units, the General Partner Interest, the IDRs and limited partner interests in the Partnership issued pursuant to the Partnership’s long-term incentive plan.
18.    None of the Partnership Entities is, and immediately after giving effect to the sale of the Units in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds” will be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

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EXHIBIT C-2

Form of 10b-5 Statement of Latham & Watkins LLP

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex, the Prospectus or the Incorporated Documents (except to the extent expressly set forth in the numbered paragraphs 11 and 12 of our letter to you of even date) and in our letter to you of even date with respect to certain tax matters, and have not made an independent check or verification thereof (except as aforesaid). However, in the course of acting as special counsel to the Partnership in connection with the preparation by the Partnership of the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex, and the Prospectus, we reviewed the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex, the Prospectus and the Incorporated Documents, and participated in conferences and telephone conversations with officers and other representatives of the Partnership Entities, the independent public accountants for the Partnership, your representatives, and your counsel, during which conferences and conversations the contents of the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex and the Prospectus and related matters were discussed. We also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Partnership and others as to the existence and consequence of certain factual and other matters.
Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:
•the Registration Statement, as of the most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
•the Preliminary Prospectus, as of [ ˜ ] [a.m.][p.m.] New York time on January [ ˜ ], 2014 (together with the Incorporated Documents at that date), when taken together with the Pricing Information Annex, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
•the Prospectus, as of its date or as of the date hereof (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included in, incorporated by reference in, or omitted from, the Registration Statement, the Preliminary Prospectus, the Disclosure Package, the Prospectus or the Incorporated Documents.

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EXHIBIT C-3

Form of Tax Opinion of Latham & Watkins LLP

Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Registration Statement, the Preliminary Prospectus and the Prospectus, our opinion that is filed as an exhibit to the current report on Form 8-K of the Partnership is confirmed, and you may rely upon such opinion as if it were addressed to you.

EXHIBIT D

Form of Opinion of Gardere Wynne Sewell LLP

1.Except as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting of, any limited liability company interests, partnership interests or other equity interests in any Partnership Parties pursuant to the organizational documents of such Partnership Parties or any of the agreements filed as exhibits to the Registration Statement. To our knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units pursuant to the Underwriting Agreement gives any person the right to require the registration or the sale of any Common Units or other securities of the Partnership, except such rights as have been waived or satisfied.
2.None of the offering, issuance or sale of the Units or the execution, delivery and performance of the Underwriting Agreement by the Partnership Parties (A) violates or will violate any Applicable Order (as defined below) known to us or (B) results or will result in the creation or imposition under the express terms of any of the agreements filed as exhibits to the Registration statement of any Lien (as defined below) (other than Liens created pursuant to the Credit Agreement), which violations or Liens, in the case of clauses (A) and (B), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. For this opinion paragraph, (x) an “Applicable Order” is any currently effective order, judgment, decree, or injunction of any court or governmental agency or authority that is addressed to and binding on any of the Partnership Parties or any of their properties or assets from a proceeding to which any of the Partnership Parties or any of their property or assets was a party, and (y) a “Lien” is any security interest granted in accordance with Article 9 of the Uniform Commercial Code.
3.To our knowledge, there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Preliminary Prospectus and the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.
4.To our knowledge, there are no legal or governmental proceedings pending to which any of the Partnership Parties is a party or to which any of their respective properties is subject that are required by the Act to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus but are not so described.

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EXHIBIT E

Form of Opinion of Richards, Layton & Finger, P.A.

1. The Partnership Agreement constitutes a valid and binding obligation of the General Partner, and is enforceable against the General Partner, in its capacity as general partner of the Partnership, in accordance with its terms.
2. The GP Agreement constitutes a valid and binding obligation of Holdings, and is enforceable against Holdings, in its capacity as member of the General Partner, in accordance with its terms.
3. The Operating Agreement constitutes a valid and binding obligation of the Partnership and is enforceable against the Partnership, in its capacity as member of Operating, in accordance with its terms.
4. The Southcross LP Agreement constitutes a valid and binding obligation of Operating, and is enforceable against Operating, in its capacity as member of Southcross LP, in accordance with its terms.
5. The Southcross GP Agreement constitutes a valid and binding obligation of Operating, and is enforceable against Operating, in its capacity as member of Southcross GP, in accordance with its terms.
6. The Processing Agreement constitutes a valid and binding obligation of Southcross GP, and is enforceable against Southcross GP, in its capacity as member of Processing, in accordance with its terms.
7. The Delta Agreement constitutes a valid and binding obligation of Mississippi Gathering, and is enforceable against Mississippi Gathering, in its capacity as member of Delta, in accordance with its terms.
8. The Mississippi Pipeline Agreement constitutes a valid and binding obligation of the Southcross GP and Southcross LP, and is enforceable against Southcross GP, in its capacity as general partner of Mississippi Pipeline, and Southcross LP, in its capacity as limited partner of Mississippi Pipeline, in accordance with its terms.
9. The Alabama Gathering Agreement constitutes a valid and binding obligation of Southcross GP and Southcross LP, and is enforceable against Southcross GP, in its capacity as general partner of Alabama Gathering, and Southcross LP, in its capacity as limited partner of Alabama Gathering, in accordance with its terms.

10. The Mississippi Gathering Agreement constitutes a valid and binding obligation of Southcross GP and Southcross LP, and is enforceable against Southcross GP, in its capacity as general partner of Mississippi Gathering, and Southcross LP, in its capacity as limited partner of Mississippi Gathering, in accordance with its terms.
11. The Midstream Services Agreement constitutes a valid and binding obligation of Southcross GP and Southcross LP, and is enforceable against Southcross GP, in its capacity as general partner of Midstream Services, and Southcross LP, in its capacity as limited partner of Midstream Services, in accordance with its terms.
12. The Industrial Gas Agreement constitutes a valid and binding obligation of Southcross GP and Southcross LP, and is enforceable against Southcross GP, in its capacity as general partner of Industrial Gas, and Southcross LP, in its capacity as limited partner of Industrial Gas, in accordance with its terms.
13. The Alabama Pipeline Agreement constitutes a valid and binding obligation of Alabama Gathering, and is enforceable against Alabama Gathering, in its capacity as member of Alabama Pipeline, in accordance with its terms.

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